UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2026

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option Repricing

On March 31, 2026 (the “Repricing Date”), upon recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Skye Bioscience, Inc. (the “Company”), the Board approved a stock option repricing (the “Option Repricing”), effective as of the Repricing Date, of all outstanding stock options held by current full-time employees, including the Company's executive officers (the "Eligible Participants"), that were granted prior to December 31, 2025 under either the Skye Bioscience, Inc. Amended and Restated Omnibus Incentive Plan, as amended (the “2014 Omnibus Plan) or the Skye Bioscience, Inc. 2024 Inducement Equity Incentive Plan (together with the 2014 Omnibus Plan, the “Plans” and such options, the “Repriced Options”). Pursuant to the Option Repricing, the exercise price of each Repriced Option was reduced to $0.6150 per share, the closing price per share of the Company’s common stock on the Repricing Date. No additional changes were made to the Repriced Options other than a reduction in the applicable exercise price.

The Board approved the Option Repricing after careful consideration of various alternatives and a review of other applicable factors. The Board believes the Option Repricing is in the best interests of the Company and its stockholders, as it will provide added incentives to retain and motivate the Eligible Participants without incurring the dilution resulting from additional equity grants under the Plans or additional cash expenditures resulting from additional cash compensation.

The total number of shares of common stock of the Company underling all Repriced Options is 2,420,978 shares. The Repriced Options previously had per share exercise prices ranging from $1.055 to $14.56.

The Repriced Options include underwater options held by Punit Dhillon, the Company’s President and Chief Executive Officer and the principal executive officer, financial and accounting officer of the Company, and Tuan Diep, the Company’s Chief Operating Officer, as set forth below:

Name and Position	Total Repriced Options	Original Exercise Price of Repriced Options
Punit Dhillon President and Chief Executive Officer	1,103,959	$2.89 to $14.56
Tuan Diep Chief Operating Officer	396,295	$2.89 to $14.56

Appointment of Chief Financial Officer

On March 31, 2026, the Board appointed John P. Sharp as the Chief Financial Officer of the Company (“CFO”), effective immediately. Mr. Sharp will also serve as the Company’s principal financial and accounting officer, effective March 31, 2026.

Mr. Sharp, age 61, is a seasoned finance executive with more than 30 years of experience in financial and business planning and currently serves as a Senior Director at Lohman & Associates (“L&A”). Since April 2007, he has served as chief financial officer for several biopharmaceutical companies. From December 2022 to October 2025, he was the Chief Financial Officer for SaNOtize Research and Development Corp. Prior to this, Mr. Sharp was the Chief Financial Officer of PhaseBio Pharmaceuticals, Inc. (Nasdaq: PHAS), from April 2016 to November 11, 2022, the Chief Financial Officer of HUYA Bioscience International, LLC, from March 2014 to December 2015 and the Chief Financial Officer of Ligand Pharmaceuticals (Nasdaq: LGND), from April 2007 to March 2014. He is also a former auditor with

Privewaterhouse Coopers LLP. Mr. Sharp received a BS in business administration with an emphasis in accounting from San Diego State University and is a certified public accountant (inactive) in California.

In connection with the appointment of Mr. Sharp, on March 31, 2026, the Company entered into a Master Services Agreement (the “Master Services Agreement”)with L&A, pursuant to which L&A agreed to provide accounting, business strategy and consulting, fractional chief financial officer services and human resources consulting services to the Company, as more specifically set forth in one or more Statements of Work (“SOWs”) issued under the Master Services Agreement and signed by the Company and L&A, including Scope of Work Number One (“SOW Number One”), which sets forth the services to be provided by Mr. Sharp as CFO. Pursuant to the Master Services Agreement and SOW Number One, L&A will bill the Company at a flat rate of $25,600 for up to 64 hours per month of the services of Mr. Sharp as CFO, with any services above 64 hours in a month, any out-of-scope services, any travel or lodging expense, any technology or administrative surcharge, and any change to the hourly rates set forth therein to be approved in writing by the parties.

Except as set forth above, there are no arrangements or understandings between Mr. Sharp and any other person pursuant to which Mr. Sharp was appointed to serve as CFO of the Company. Mr. Sharp has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions between the Company and Mr. Sharp which would require disclosure under Item 404 of Regulation S-K.

The foregoing description of the Master Services Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Master Services Agreement, dated March 31, 2026, by and between Skye Bioscience, Inc. and Lohman & Associates, Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: April 3, 2026	/s/ Punit Dhillon
Name: Punit Dhillon
Title: President and Chief Executive Officer